RWC

                                                                  Code of Ethics
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                                                                      April 2016

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Code of Ethics

CONTENTS

Contents ....................................................................  1
1. Introduction .............................................................  2
2. Application ..............................................................  2
3. Insider Trading ..........................................................  3
4. Restrictions on Personal Account Dealing ('PAD' or 'PA dealing')
   and Holdings Disclosure ..................................................  3
5. Periodic Holdings Disclosures ............................................  4
6. Protection of MNPPSI .....................................................  4
7. Annual Certification of Compliance........................................  4
8. Sanctions ................................................................  4
9. Exceptions ...............................................................  4


Please do not distribute this Manual externally without express permission from
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Code of Ethics


1.   INTRODUCTION

     1.1. The Code of Ethics (the 'Code') is adopted pursuant to Rule 204A-1 under the Investment Advisers Act of 1940, as amended ('Advisers Act').

     1.2. The Advisers Act makes it unlawful for investment advisers to engage in fraudulent personal securities transactions (commonly referred to within RWC as 'personal account dealing').

     1.3. Rule 204A-1 (the 'Rule') under the Advisers Act requires an investment adviser covered by the Rule to adopt a Code that contains provisions reasonably necessary to prevent it and its Access Persons from engaging in conduct prohibited by the principles of the Rule.

     1.4. The Rule also requires that reasonable diligence be used and procedures be instituted which are reasonably necessary to prevent violations of the Code.

     1.5. This Code is based on fundamental principles that RWC must put client interests first. As an investment adviser, RWC has fiduciary responsibilities to its client, including the private funds (collectively the 'clients') for which it serves as investment adviser. Among RWC's fiduciary responsibilities is the responsibility to ensure that its staff conduct their personal account dealing in a manner which does not interfere or appear to interfere with any client transactions or otherwise take unfair advantage of their relationship to clients. All staff must adhere to this fundamental principle as well as comply with the specific provisions set forth herein. Staff are expected to seek to avoid both actual and potential conflicts between their personal interests and dealings and the interests and dealings of clients. It is RWC policy to place the interest of clients above all others.

2.   APPLICATION

     2.1. This Code is applied to the following RWC entities (collectively referred to as the Firm or RWC). It is reviewed and restated on an at least annual basis.

          2.1.a. RWC Partners Limited

          2.1.b. RWC Asset Management LLP

          2.1.c. RWC Asset Advisors (US) LLC

          2.1.d. RWC Focus Asset Management Limited

          2.1.e. RWC Singapore (PTE) Limited

     2.2. This Code applies to all RWC Access Persons ("staff"), (including Directors, Partners, employees, on-site full time contractors or temps) and their Relevant Persons. For the remainder of this policy, this group of people are referred to as "you" or "your".

     2.3. Relevant Persons includes:

          2.3.a. Partners and spouses;

          2.3.b. Dependants;

          2.3.c. Relatives living in the same household;

          2.3.d. Any other person whose relationship with you or the Relevant
                 Person means that either of you has a direct or indirect interest in the outcome of the trade

          2.3.e. Anyone else you or your Relevant Persons advise, control, influence or assist in managing investments or with investment decisions or considerations regardless of whether this in an informal or formal capacity

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Code of Ethics

     2.4. Whilst this Code is adopted pursuant to U.S. securities' law, it is expected that all RWC staff irrespective of their location or the RWC entity with which they are contracted observe the principles and rules the Code details herein.

     2.5. If you are unsure how or if these obligations apply to you, please contact compliance@rwcpartners.com who can advise you accordingly. It is ultimately your responsibility to seek further guidance or clarity from Compliance.

3.   INSIDER TRADING

     3.1. All staff are subject to RWC's Policy regarding the misuse of material non-public information (the 'Market Conduct Policy'), which is considered an integral part of this Code.

     3.2. The Market Conduct Policy prohibits staff from buying or selling any security while in the possession of material non-public price sensitive information ('MNPPSI').

     3.3. The policy also prohibits staff from communicating to third parties any MNPPSI about any security or issuer of securities.

     3.4. Additionally, no member of staff may use inside information about RWC's activities to benefit clients or gain personal benefit.

     3.5. Any violation of the Market Conduct Policy may result in sanctions which could include termination of employment with RWC.

4. RESTRICTIONS ON PERSONAL ACCOUNT DEALING ('PAD' OR 'PA DEALING') AND HOLDINGS DISCLOSURE

     4.1. To reiterate, this Code should be read in conjunction with the RWC PAD Policy.

     4.2. It is the responsibility of every member of staff to ensure that a particular personal account deal being considered is not subject to a restriction contained in this Code, by any other RWC policy or procedure, or otherwise prohibited by any applicable laws.

     4.3. PAD may be carried out only in accordance with the provisions of this Code and the RWC PAD Policy.

     4.4. For the avoidance of doubt, staff members are strictly prohibited from PA dealing in the issuers or securities included on the RWC Restricted List.

     4.5. Issuers on the Restricted List include the issuers of securities that RWC has come into contact with MNPPS.

     4.6. In the event you own a security of an issuer prior to that issuer being added to the Restricted List, you may not PA deal in the issuer until it is no longer on the Restricted List.

     4.7. Staff members associated directly with the constructive activist strategies are prohibited from PA dealing in the same positions as the funds they manage. In the event that a member of the constructive activist team owns a security prior to employment at RWC, and such security is held in a constructive activist fund, the team member will not be allowed to trade in the position at all until such time that the constructive activist fund has exited the position.

     4.8. Staff members associated directly with the emerging and frontier markets ('EMF') teams are prohibited from PA dealing in securities with the EMF investment universe.

     4.9. You must obtain prior approval from Compliance before dealing in Relevant Holdings for yours or your Relevant Persons' personal account
          UNLESS:

          4.9.a. the PA deal is effected pursuant to an automatic investment plan;

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Code of Ethics


     4.9. b.you have no direct or indirect influence over the account transacting the securities; or

     4.9. c.the PA deal is effected under a discretionary portfolio management services where there is no prior communication to the manager 4.9. d.the security is categorised in the PAD Policy as permissible without approval from Compliance

    4.10. For instructions on how to seek approval, and for a comprehensive list Relevant Holdings (those securities that do and do not require Compliance pre-approval), please refer to the PAD Policy.

5.   PERIODIC HOLDINGS DISCLOSURES

     5.1. As noted above (2.2), the requirements outlined in this section will apply to all personal account dealing in accounts in your name, and in the name of your partner, dependents, and anyone else whom you advise, control, influence, or assist in managing investments or with the investment decision or considerations regardless of whether this is in an informal or formal capacity.

     5.2. All staff members are required to provide Initial and Annual Holdings Disclosures upon request by Compliance.

6.   PROTECTION OF MNPPSI

     6.1. In addition to other provisions of the Code and the RWC Compliance Manual, all staff members should be mindful of RWC's duty to safeguard material, non-public information about securities and/or investment recommendations provide to (or made on behalf of) its clients.

     6.2. Staff should refer to and comply with the RWC Market Conduct Policy to ensure MNPPSI is treated appropriately.

     6.3. If there are any questions about the sharing of MNPPSI about securities and/or investment recommendations made by RWC, please contact compliance@rwcpartners.com.

7.   ANNUAL CERTIFICATION OF COMPLIANCE

     7.1. You will be asked to certify annually that:

          7.1.a. You have read and understood and agree to abide by this Code;

          7.1.b. You have complied with all the requirements of this Code

          7.1.c. You have reported all personal account deals required to be reported under this Code

8.   SANCTIONS

     8.1. Potential violations of this Code of Ethics must be brought to the attention of Compliance. Potential violations are investigated and, if appropriate, sanctions imposed.

     8.2. Upon completion of the investigation, if necessary, the matter may also be reviewed by the CCO who will determine whether any further sanctions should be imposed.

9.   EXCEPTIONS

     9.1. An exception to any of the policies, restrictions, or requirements set forth herein may be granted only if you are able to demonstrate that you would suffer extreme financial hardship should an exception not be granted. Changes to your investment objectives, tax strategies, or a special new investment opportunity will not constitute acceptable reason for an exception.

     9.2. For the avoidance of doubt, under no circumstances will you be permitted to trade in a security on the Restricted List.

Please do not distribute this Manual externally without express permission from Compliance.